MediaOne Group, Inc.
Proportionate Results Highlights (1)
(UNAUDITED)

                      Three                             Nine
                  Months Ended             Pro      Months Ended           Pro
                   Sept 30,              Forma(2)    Sept 30,           Forma(2)

Dollars in
millions        1999    1998      %         %     1999     1998      %      %
-------------------------------------------------------------------------------
Proportionate Revenue
 MediaOne       $  674  $  614    9.8%   10.5%    $1,993   $1,840    8.3%  10.7%
 Multimedia
  Venture(3)       886     822    7.8     9.0      2,415    2,292    5.4    8.5
 Int'l             528     363   45.5    33.7      1,424    1,022   39.3   27.9
 Corporate
  & other            -      15 (100.0) (100.0)         7       57  (87.7)(125.0)
                ---------------                  ----------------
                $2,088  $1,814   15.1%   14.5%    $5,839   $5,211   12.1%  13.0%
                ===============                  ================

Proportionate Operating Cash Flow(4)

 MediaOne       $  242  $  227    6.6%    7.6%    $  731   $  706    3.5%   4.3%
 Multimedia
  Venture(3)       232     210   10.5    10.0        868      604   43.7    8.4
 Int'l              81      79    2.5    (3.6)       280      147   90.5   66.7
 Corporate
  & other          (13)    (22)  40.9    38.1        (51)     (52)   1.9   12.5
                ---------------                   ----------------
                $  542  $  494    9.7%    8.6%    $1,828   $1,405   30.1%  14.3%
                ===============                   ================

-------------------------------------------------------------------------------
(1) Excludes results for the domestic wireless operations which were sold in April, 1998.
(2) Results reflect pro forma adjustments for acquisitions,
    dispositions and other asset transactions.  Total pro forma revenue would be $2,088 and $1,823 for the three months ended
    September 30, 1999 and 1998, respectively, and $5,828 and $5,156 for the respective nine month periods.  Total pro forma operating cash flow would be $530 and $488 for the three months ended
    September 30, 1999 and 1998, respectively and $1,569 and $1,373 for the respective nine month periods.
(3) Includes 25.51% of Time Warner Entertainment's (TWE) reported results less a $79 deferred gain in 1999 related to a cable system swap between MediaOne and TWE.
(4) Operating cash flow represents earnings before interest, taxes, depreciation and amortization.
-------------------------------------------------------------------------------
                                        -8-